Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results

ALAMEDA, CA, February 25, 2020 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2019.

Financial Highlights:

•Revenue of $145.3 million for the fourth quarter of 2019, an increase of 20.3%, or 20.8% in constant currency1, over the fourth quarter of 2018.
•Revenue of $547.4 million for the full year 2019, an increase of 23.0%, or 24.2% in constant currency1, over the prior year.

Fourth Quarter 2019 Financial Results
Total revenue grew to $145.3 million for the fourth quarter of 2019 compared to $120.8 million for the fourth quarter of 2018, an increase of 20.3%, or 20.8% on a constant currency basis. The United States represented 66% of total revenue and international represented 34% of total revenue for the fourth quarter of 2019. Revenue from sales of neuro products grew to $85.4 million for the fourth quarter of 2019, an increase of 15.4%, or 16.1% on a constant currency basis. Revenue from sales of vascular products grew to $59.8 million for the fourth quarter of 2019, an increase of 27.9%, or 28.1% on a constant currency basis.

Gross profit was $98.1 million, or 67.6% of total revenue, for the fourth quarter of 2019, compared to $78.7 million, or 65.2% of total revenue, for the fourth quarter of 2018.

Total operating expenses were $87.5 million, or 60.3% of total revenue, for the fourth quarter of 2019, compared to $72.0 million, or 59.6% of total revenue, for the fourth quarter of 2018. R&D expenses were $12.9 million for the fourth quarter of 2019, compared to $10.9 million for the fourth quarter of 2018. SG&A expenses were $74.7 million for the fourth quarter of 2019, compared to $61.2 million for the fourth quarter of 2018.

Operating income was $10.6 million for the fourth quarter of 2019, compared to an operating income of $6.7 million for the fourth quarter of 2018.

As of December 31, 2019, cash and cash equivalents and marketable investments totaled $189.4 million.

Full Year 2019 Financial Results
Total revenue grew to $547.4 million for the year ended December 31, 2019, compared to $444.9 million for 2018, an increase of 23.0%, or 24.2% on a constant currency basis. The United States represented 65% of total revenue and international represented 35% of total revenue for the year ended December 31, 2019. Revenue from sales of neuro products grew to $331.7 million for the year ended December 31, 2019, an increase of 12.7%, or 14.1% on a constant currency basis. Revenue from sales of vascular products grew to $215.7 million for the year ended December 31, 2019, an increase of 43.2%, or 44.0% on a constant currency basis.

Gross profit was $372.0 million, or 68.0% of total revenue, for the year ended December 31, 2019, compared to $292.5 million, or 65.7% of total revenue, for the year ended December 31, 2018.

Total operating expenses for the year ended December 31, 2019 were $324.5 million, or 59.3% of total revenue. This compares to total operating expenses of $293.4 million, or 65.9% of total revenue, for the year ended December 31, 2018, which included a $30.8 million acquired in-process research and development (“IPR&D”) charge in connection with the acquisition of a controlling interest in MVI Health Inc. in the third quarter of 2018. Excluding the IPR&D charge, total non-GAAP operating expenses2 were $262.6 million, or 59.0% of total revenue, for the year ended December 31, 2018. R&D expenses were $51.7 million for the year ended December 31, 2019, compared to $36.2 million for the year ended December 31, 2018. SG&A expenses were $272.7 million for the year ended December 31, 2019, compared to $226.4 million for the year ended December 31, 2018.

1See “Non-GAAP Financial Measures” below for important information about our use of constant currency and other non-GAAP measures.
2See “Non-GAAP Financial Measures” below for important information about our use of non-GAAP measures and further information about our non-GAAP operating expenses and non-GAAP operating income measures.

Operating income was $47.5 million for the year ended December 31, 2019. This compares to an operating loss of $0.9 million for the year ended December 31, 2018, including the IPR&D charge. Excluding the IPR&D charge, non-GAAP operating income1 was $30.0 million for the year ended December 31, 2018.

Full Year 2020 Financial Outlook
Penumbra projects total revenue for 2020 to be in the range of $635 million to $645 million, which represents growth of 16% to 18% over last year. This outlook includes the impact of recent reimbursement changes in Japan. Excluding Japan, Penumbra projects revenue growth for 2020 to be above 20%.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2019 after market close on Tuesday, February 25, 2020 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing (833) 227-5837 for domestic callers or (647) 689-4064 for international callers (conference id: 3899277), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

1See “Non-GAAP Financial Measures” below for important information about our use of non-GAAP measures and further information information about our non-GAAP operating expenses and non-GAAP operating income measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) non-GAAP operating expenses and non-GAAP operating income, b) non-GAAP net income and non-GAAP diluted earnings per share (“EPS”), and c) constant currency.

Non-GAAP operating expenses and non-GAAP operating income. The Company defines non-GAAP operating expenses as total operating expenses, excluding the IPR&D charge in connection with the MVI Health Inc. asset acquisition. Non-GAAP operating income is defined as operating income (loss), excluding the same IPR&D charge.

Non-GAAP net income and non-GAAP diluted EPS. The Company defines non-GAAP net income as net income excluding a) the IPR&D charge in connection with the MVI Health Inc. asset acquisition in the third quarter of 2018, b) the one-time effect of the transition tax from the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) in the first quarter of 2018, and c) the effects of the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance. The Company defines non-GAAP diluted EPS as GAAP diluted EPS, excluding the effects of the same items above.

Constant currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed. These metrics exclude the effects of the IPR&D charge in connection with the MVI Health Inc. asset acquisition, and, in the case of non-GAAP net income and non-GAAP diluted EPS, the one-time effect of the transition tax from the Tax Reform Act, as well as the effects of excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019, which we expect to file with the SEC on or before March 2, 2020. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$72,779	$67,850
Marketable investments	116,610	133,039
Accounts receivable, net	105,901	81,896
Inventories	152,992	115,741
Prepaid expenses and other current assets	14,852	12,200
Total current assets	463,134	410,726
Property and equipment, net	51,812	35,407
Operating lease right-of-use assets	43,717	—
Finance lease right-of-use assets	39,924	—
Intangible assets, net	25,407	27,245
Goodwill	7,656	7,813
Deferred taxes	31,305	32,940
Other non-current assets	2,946	875
Total assets	$665,901	$515,006
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,111	$8,176
Accrued liabilities	67,630	57,886
Current operating lease liabilities	4,142	—
Current finance lease liabilities	4,165	—
Total current liabilities	91,048	66,062
Deferred rent	—	7,586
Non-current operating lease liabilities	47,242	—
Non-current finance lease liabilities	26,748	—
Other non-current liabilities	15,250	18,943
Total liabilities	180,288	92,591
Stockholders’ equity:
Preferred stock	—	—
Common stock	35	34
Additional paid-in capital	430,659	415,084
Accumulated other comprehensive loss	(2,324)	(1,942)
Retained earnings	57,522	9,064
Total Penumbra, Inc. stockholders’ equity	485,892	422,240
Non-controlling interest	(279)	175
Total stockholders’ equity	$485,613	$422,415
Total liabilities and stockholders’ equity	$665,901	$515,006

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$145,263	$120,793	$547,405	$444,938
Cost of revenue	47,135	42,081	175,441	152,405
Gross profit	98,128	78,712	371,964	292,533
Operating expenses:
Research and development	12,861	10,867	51,723	36,165
Sales, general and administrative	74,688	61,176	272,733	226,385
Acquired in-process research and development	—	—	—	30,835
Total operating expenses	87,549	72,043	324,456	293,385
Income (loss) from operations	10,579	6,669	47,508	(852)
Interest income, net	578	724	2,854	2,964
Other income (expense), net	592	(44)	(227)	(504)
Income before income taxes and equity in losses of unconsolidated investee	11,749	7,349	50,135	1,608
Provision for (benefit from) income taxes	2,448	885	3,131	(4,403)
Income before equity in losses of unconsolidated investee	9,301	6,464	47,004	6,011
Equity in losses of unconsolidated investee	—	—	—	(3,101)
Consolidated net income	$9,301	$6,464	$47,004	$2,910
Net loss attributable to non-controlling interest	$(388)	$(195)	$(1,454)	$(3,691)
Net income attributable to Penumbra, Inc.	$9,689	$6,659	$48,458	$6,601
Net income attributable to Penumbra, Inc. per share:
Basic	$0.28	$0.19	$1.39	$0.19
Diluted	$0.27	$0.18	$1.34	$0.18
Weighted average shares outstanding:
Basic	34,955,043	34,378,415	34,750,706	34,138,176
Diluted	36,312,471	36,150,450	36,265,999	36,086,821

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
United States	$96,065	$80,645	$15,420	19.1%	$—	$15,420	19.1%
International	49,198	40,148	9,050	22.5%	636	9,686	24.1%
Total	$145,263	$120,793	$24,470	20.3%	$636	$25,106	20.8%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
Neuro	$85,420	$74,015	$11,405	15.4%	$542	$11,947	16.1%
Vascular	59,843	46,778	13,065	27.9%	94	13,159	28.1%
Total	$145,263	$120,793	$24,470	20.3%	$636	$25,106	20.8%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
United States	$355,222	$290,716	$64,506	22.2%	$—	$64,506	22.2%
International	192,183	154,222	37,961	24.6%	5,197	43,158	28.0%
Total	$547,405	$444,938	$102,467	23.0%	$5,197	$107,664	24.2%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
Neuro	$331,685	$294,333	$37,352	12.7%	$4,121	$41,473	14.1%
Vascular	215,720	150,605	65,115	43.2%	1,076	66,191	44.0%
Total	$547,405	$444,938	$102,467	23.0%	$5,197	$107,664	24.2%

1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP Operating Income1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP total operating expenses	$87,549	$72,043	$324,456	$293,385
GAAP operating expenses includes the effect of the following items:
IPR&D charge in connection with an asset acquisition[2]	—	—	—	30,835
Non-GAAP operating expenses	$87,549	$72,043	$324,456	$262,550

GAAP income (loss) from operations	$10,579	$6,669	$47,508	$(852)
GAAP income (loss) from operations includes the effect of the following items:
IPR&D charge in connection with an asset acquisition[2]	—	—	—	30,835
Non-GAAP operating income	$10,579	$6,669	$47,508	$29,983

Penumbra, Inc.
Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018		Year Ended December 31, 2019		Year Ended December 31, 2018
	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS
GAAP measures	$9,689	$0.27	$6,659	$0.18	$48,458	$1.34	$6,601	$0.18
Items reconciling GAAP net income and EPS to non-GAAP net income and EPS:
Acquired IPR&D in connection with an asset acquisition[2]	—	—	—	—	—	—	27,393	0.76
Effects of the transition tax and the rate change on the net deferred tax assets resulting from the Tax Reform Act[3]	—	—	(13)	—	—	—	75	—
Excess tax benefits related to stock compensation awards[4]	(1,596)	(0.05)	(1,965)	(0.05)	(12,870)	(0.36)	(15,575)	(0.43)
Effect of dilutive shares on EPS	—	—	—	—	—	—	—	—
Non-GAAP measures	$8,093	$0.22	$4,681	$0.13	$35,588	$0.98	$18,494	$0.51

1 See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss) and non-GAAP diluted EPS measures.
2 On August 31, 2018, the Company acquired a controlling interest in MVI Health Inc. which was accounted for as an asset acquisition. In connection with the transaction, the Company recorded a $30.8 million IPR&D charge during year ended December 31, 2018, in the consolidated statements of operations related to the acquired technology under development from MVI Health Inc. Of the total IPR&D charge, $27.4 million was attributable to the net loss of Penumbra, Inc in the third quarter of 2018. There was no effect on the benefit from income taxes for the year ended December 31, 2018 related to the IPR&D charge.
3 On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company’s U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. During the first quarter of 2018, the Company recorded a provisional tax charge for the one-time transition tax on the undistributed earnings of its foreign subsidiaries. During the three months and year ended December 31, 2018, the Company completed its accounting for the tax effect of the transition tax under ASC 740 and adjusted the previously recorded provisional tax charge. The adjustment was deemed immaterial to the consolidated financial statements
4 In accordance with Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, all excess tax benefits related to share-based compensation is recognized as an income tax benefit, instead of in stockholders’ equity.
Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.